HOME CITY FINANCIAL CORPORATION
                              63 West Main Street
                           Springfield, Ohio  45502
                                (937) 324-5736


                    NOTICE OF ANNUAL MEETING OF SHAREHOLDERS

      Notice is hereby given that the 1997 Annual Meeting of Shareholders of Home City Financial Corporation ("HCFC") will be held at The Springfield Inn, 100 S. Fountain Avenue, Springfield, Ohio, on October 20, 1997, at 3:00 p.m., local time (the "Annual Meeting"), for the following purposes, all of which are more completely set forth in the accompanying Proxy Statement:

      1.     To re-elect five directors of HCFC for terms expiring in 1998;

      2. To approve the Home City Financial Corporation 1997 Stock Option and Incentive Plan, a copy of which is attached hereto as Exhibit A;

      3. To approve the Home City Financial Corporation Recognition and Retention Plan and Trust Agreement, a copy of which is attached hereto as Exhibit B;

      4. To ratify the selection of Robb, Dixon, Francis, Davis, Oneson & Company as the auditors of HCFC for the current fiscal year; and

      5. To transact such other business as may properly come before the Annual Meeting or any adjournments thereof.

      Only shareholders of HCFC of record at the close of business on September 2, 1997, will be entitled to receive notice of and to vote at the Annual Meeting and at any adjournments thereof. Whether or not you expect to attend the Annual Meeting, we urge you to consider the accompanying Proxy Statement carefully and to SIGN, DATE AND PROMPTLY RETURN THE ENCLOSED PROXY SO THAT YOUR SHARES MAY BE VOTED IN ACCORDANCE WITH YOUR WISHES AND THE PRESENCE OF A QUORUM MAY BE ASSURED AT THE ANNUAL MEETING. The giving of a proxy does not affect your right to vote in person in the event you attend the Annual Meeting.

                                      By Order of the Board of Directors



                                      /s/  Douglas L. Ulery

                                      Douglas L. Ulery, President



Springfield, Ohio
September 19, 1997